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                               AMENDMENT NO. 1 TO
        AAM/GMCL Supply Agreement between American Axle & Manufacturing,
                                  Inc. ("AAM")
     and General Motors of Canada Limited ("GMCL") dated February 17, 1994,
                            (the "Supply Agreement")

Contemporaneous with the execution of the Supply Agreement, a copy of which is attached hereto as Exhibit "A", AAM and GMCL (together, the "Parties") executed a letter agreement dated February 17, 1994, a copy of which is attached hereto as Exhibit "B", expressing the Parties' intention to negotiate an extension or renewal of the original term of the Supply Agreement.

The aforementioned letter agreement provides that the Parties will commence such negotiations on or before September 14, 1995. In accordance with that provision, the Parties have met to negotiate an extension of the Supply Agreement.

AAM and GMCL hereby agree to extend the term of the Supply Agreement for three years such that the Supply Agreement will remain in full force and effect until September 21, 1999, unless earlier terminated pursuant to Section 12 thereof. This agreement to extend the term of the Supply Agreement amends and supersedes the expiration date set forth in Section 12.A. of the Supply Agreement and also amends and supersedes provisions of Paragraph 4 of the letter agreement.

All other terms and conditions of the Supply Agreement shall remain in full force and effect as originally agreed upon, unaffected by this amendment.

Dated as of October 22nd, 1996

AMERICAN AXLE & MANUFACTURING, INC.           GENERAL MOTORS OF CANADA LIMITED

BY: /s/ B. G. Mathis                          BY: /s/ L.D. Worrall
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ITS: Vice President Administration            ITS: Vice President - Operations
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